Exhibit (23)

BROWN,
EDWARDS &
COMPANY, L.L.P.
Certified Public Accountants


                          CONSENT OF INDEPENDENT
                      REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation by reference in the previously filed Registration Statement on Form S-8 (No. 333-36876) of FNB Corporation of our report dated February 21, 2006 related to the consolidated balance sheets of FNB Corporation and Subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income and comprehensive income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2005, and our report dated February 21, 2006, with respect to management's report on internal control over financial reporting and the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of FNB Corporation for the year ended December 31, 2005.


                                      s/Brown, Edwards & Company, L.L.P.
                                         CERTIFIED PUBLIC ACCOUNTANTS

Christiansburg, Virginia
February 21, 2006


        Providing Professional Business Advisory & Consulting Services

100 Arbor Drive, Suite 108   Christiansburg, VA 24073   540-381-9333
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